EXHIBIT 10

                      AMERICAN MEDICAL SECURITY GROUP, INC.
                           RESTRICTED STOCK AGREEMENT


     THIS RESTRICTED STOCK AGREEMENT, dated as of July 9, 2001 (the "Agreement"), is made by and between American Medical Security Group, Inc., a Wisconsin corporation ("AMSG" or the "Company"), and Samuel V. Miller (the "Executive").


                                    RECITALS

     WHEREAS, AMSG believes it to be in the best interests of AMSG and its shareholders to provide an incentive for certain of its key employees to work for and manage the affairs of AMSG in such a way that its shares become more valuable; and

     WHEREAS, the Executive is a key employee of the Company performing valuable services for AMSG; and

     WHEREAS, the Executive has agreed to surrender for cancellation the nonqualified stock options granted to him on December 6, 1995, representing the right to purchase 198,019 shares of common stock of AMSG, and on December 17, 1996, representing the right to purchase 245,838 shares of the common stock of AMSG under the Company's Equity Incentive Plan (the "Stock Options"); and

     WHEREAS, the Company has consulted with outside experts concerning the value of the Stock Options and the "Restricted Stock" (as defined below) as of the date hereof; and

     WHEREAS, it is in the best interests of AMSG and its shareholders to recognize the Executive's willingness to surrender the Stock Options, thereby increasing the number of shares of common stock available for grant under the American Medical Security Group, Inc. Equity Incentive Plan (the "Equity Incentive Plan"), and to reward the Executive for his past service, loyalty and counsel and to provide an inducement to encourage the Executive's continued efforts to increase shareholder value on behalf of AMSG.

     NOW, THEREFORE, in consideration of these premises and the services to be performed by the Executive, AMSG hereby grants the Restricted Stock to the Executive on the terms and conditions hereinafter set forth.

     1. GRANT. AMSG hereby grants and issues to the Executive, as of July 9, 2001 (the "Grant Date"), from the Company's treasury stock, 25,000 shares of AMSG common stock, no par value, subject to the rights, restrictions, obligations  and  limitations  set forth herein (the  "Restricted  Stock").  The
Restricted Stock grant covered by this Agreement is not made under Equity Incentive Plan.

     2. CONSIDERATION. In return for the Company's grant of the Restricted Stock, the Executive agrees to, and by execution of this Agreement does, as of the Grant Date, surrender the Stock Options for cancellation.


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     3.  RESTRICTIONS.  The  Restricted  Stock shall be forfeitable as described below until the shares become vested upon the first to occur of the following events:

     (a) Five (5) years from the Grant Date, provided that the Executive remains continuously employed by AMSG through such date.

     (b) The date on which shares of AMSG common stock have traded at a price equal to or exceeding $10.25 per share for ten (10) consecutive trading days on the New York Stock Exchange or such other securities exchange or market on which AMSG's shares may then be traded, provided that the Executive remains continuously employed by AMSG through such date.

     (c) The termination of the Executive's employment with the Company or a subsidiary by reason of total Disability or death, provided that the Executive remains continuously employed by AMSG through such date.

     (d) The occurrence of a Change of Control of AMSG while the Executive is employed by AMSG.

     (e) The Executive's involuntary termination by the Company other than for Cause, provided that the Executive remains continuously employed by AMSG through such date.

     The period of time during which the shares covered by this Restricted Stock grant are forfeitable is referred to as the "Restricted Period." If the Executive's employment with AMSG or one of its subsidiaries terminates during the Restricted Period for any reason other than as specified in subsection (c) or (e) above, the Restricted Stock shall be forfeited to AMSG on the date of such termination, without any further obligations of AMSG to the Executive and all rights of the Executive with respect to the Restricted Stock shall terminate. AMSG may, in its sole discretion, choose to accelerate the vesting of the Restricted Stock upon termination of the Executive's employment or otherwise.

     For purposes of this Agreement, the terms "Cause," "Disability," "Change of Control" shall have the same meanings as provided in that certain Employment Agreement between American Medical Security Group, Inc. and Samuel V. Miller, effective as of September 28, 2000.

     4. RIGHTS DURING RESTRICTED PERIOD. During the Restricted Period, the Executive shall have the right to vote the Restricted Stock and to receive cash dividends. If any stock dividend is declared upon the Restricted Stock, or there is any stock split, stock distribution, or other change in the corporate structure of the Company with respect to the Restricted Stock, the aggregate number and kind of shares covered by this Restricted Stock grant shall be proportionately and appropriately adjusted (subject to the same restrictions applicable to the original shares of Restricted Stock) and the price per share in Section 3(b) above shall be proportionately and appropriately adjusted. The Restricted Stock may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of prior to vesting, except by will or the laws of descent and distribution.

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     5. CUSTODY.  The Restricted  Stock issued the Employee  hereunder  shall be held, along with any stock dividends and other non-cash distributions relating thereto, in custody by AMSG or an agent for AMSG until the applicable restrictions have expired. Certificates representing shares of Restricted Stock and any such stock dividends or distributions during the Restricted Period shall bear an appropriate legend as determined by AMSG referring to the applicable terms, conditions and restrictions and the Executive shall deliver a signed, blank stock power to AMSG relating thereto.

     6. TAX WITHHOLDING. The Executive may satisfy any tax withholding obligations arising as a result of vesting of the Restricted Stock in whole or in part by tendering a check to AMSG for any required amount, by election to have a portion of the shares withheld to satisfy all or a portion of any applicable taxes, or by election to have AMSG or its subsidiaries withhold the required amounts from other compensation payable to the Executive.

     7. REGISTRATION RIGHT. Unless the Executive is otherwise eligible to sell the shares under Rule 144 of the Securities Act of 1933, as amended, the Executive may request that the Company register the shares covered by this Restricted Stock Agreement at any time after the applicable restrictions have lapsed. As soon as practicable following Executive's request, the Company shall take all steps reasonably necessary to register the shares, or, at the Company's option, shall repurchase the shares from the Executive at the average of the closing prices of AMSG common stock on the five consecutive trading days immediately preceding the date of the Executive's request.

     8. IMPACT OF OTHER BENEFITS. The value of the Restricted Stock granted hereunder, either on the Grant Date or at the time such shares become vested, shall not be included as compensation or earnings for purposes of any other benefit plan or program offered by AMSG or its subsidiaries.

     9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, may be amended only in writing with the consent of both parties, and shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns, including any successor of AMSG resulting from a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of AMSG.

     10. AMSG AFFILIATES. For purposes of the Agreement (including the vesting provisions in Section 3 of the Agreement), employment with AMSG shall include employment with any AMSG Affiliate (as such term is defined in the Equity Incentive Plan), and a transfer of the Executive's employment among AMSG and any of its Affiliates shall not be deemed a termination of the Executive's employment.

     11. EXECUTIVE'S EMPLOYMENT. Nothing in this Agreement shall interfere with or limit in any way the right of AMSG to terminate the executive's employment at any time, nor confer upon the Executive any right to continue in the employ of AMSG for any given period or upon any specific terms or conditions.

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     12. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Wisconsin to the extent not preempted by federal law.

     13. REQUIREMENTS OF LAW. The issuance of Restricted Stock under this Agreement shall be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required, and the parties shall make a good faith effort to implement this Agreement in compliance with such applicable laws, rules, regulations and approvals.

     14. ACCOUNTING TREATMENT. The parties intend that the issuance of Restricted Stock under this Agreement result in fixed, rather than variable, accounting treatment to AMSG and shall implement this Agreement in a manner consistent with such intent.

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     IN WITNESS  WHEREOF,  this  Restricted  Stock  Agreement is executed by the parties as of the date set forth above.

                                           AMERICAN MEDICAL SECURITY
                                           GROUP, INC.

                                           By: /s/ Gary G. Guengerich
                                           Title: Executive Vice President & CFO


                                           EXECUTIVE
                                           /s/ Sam V. Miller
                                           Samuel V. Miller



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